As filed with the Securities and Exchange Commission on April 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-1243872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(Address of Principal Executive Offices, including zip code)

2020 Inducement Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Paul A. Wagner, Ph.D.

Chief Executive Officer

Forte Biosciences, Inc.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(310) 618-6994

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Forte Biosciences, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 300,000 additional shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”) under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), pursuant to the provision of the 2017 ESPP providing for such automatic increase in the number of shares reserved for issuance, and (ii) 1,500,000 additional shares of Common Stock under the Registrant’s 2020 Inducement Equity Incentive Plan (the “2020 Inducement Plan”).

These additional shares of common stock are securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 (File No. 333-271036), June 24, 2022 (File No. 333-265823), April 8, 2021 (File No. 333-255125), August 11, 2020 (File No. 333-244407), January 8, 2020 (File No. 333-235852), February 28, 2019 (File No. 333-229963), March 9, 2018 (File No. 333-223558), and April 13, 2017 (File No. 333-217300) (the “Previous Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024.

(2)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

(3)

The description of the Registrant’s common stock contained in the Company’s Annual Report on Form 10-K filed with the Commission on February 27, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-216574	4.1	April 3, 2017

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	2020 Inducement Equity Incentive Plan	S-8	333-244407	10.1	August 11, 2020

10.2	Form of stock option agreements under the 2020 Inducement Equity Incentive Plan	S-8	333-244407	10.2	August 11, 2020

10.3	2017 Employee Stock Purchase Plan	S-1/A	333-216574	10.4	April 3, 2017

23.1*	Consent of Independent Registered Accounting Firm (Mayer Hoffman McCann P.C.)

23.2*	Consent of Independent Registered Accounting Firm (KPMG LLP)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 12, 2024.

FORTE BIOSCIENCES, INC.

By:	/s/ Paul A. Wagner, Ph.D.
Paul A. Wagner, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Wagner Ph.D. and Antony Riley, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Paul A. Wagner, Ph.D. Paul A. Wagner, Ph.D.	Director and Chief Executive Officer (Principal Executive Officer)	April 12, 2024

/s/ Antony Riley Antony Riley	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2024

/s/ Stephen Doberstein, Ph.D. Stephen Doberstein, Ph.D.	Director	April 12, 2024

/s/ Lawrence Eichenfield, M.D. Lawrence Eichenfield, M.D.	Director	April 12, 2024

/s/ Barbara Finck, M.D. Barbara Finck, M.D.	Director	April 12, 2024

/s/ Steven Kornfeld Steven Kornfeld	Director	April 12, 2024

/s/ Scott Brun, M.D. Scott Brun, M.D.	Director	April 12, 2024

/s/ Donald A. Williams Donald A. Williams	Director	April 12, 2024

/s/ David Gryska David Gryska	Director	April 12, 2024